EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Longhai Steel, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Eberhard Kornotzki, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Dr. Eberhard Kornotzki
Dr. Eberhard Kornotzki
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 13, 2010